Exhibit I-2

                      Auditors report for shareholders of
                             Teplarna Liberec, a.s.



We have audited the financial statements of Teplarna Liberec, a.s. for the year ended 31 December 1999. The Board of Directors is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the CNR Act no. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audit includes an examination of the evidence supporting the financial statements with respect to the closed books of the company wound up without liquidation in the transformation. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality. We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of Teplarna Liberec, a.s. as of 31 December 1999 and the financial results for the year then ended in accordance with valid acts and relevant accounting legislation.

We have verified whether the information about the audited period for the past period contained in the annual report is in conformity with the audited financial statements. In our opinion, this information is in all material respects is in conformity with the audited financial statements from which it is taken.


Prague, March 24, 2000

Auditing company:                     Statutory auditor:

Consultas-Audit, s.r.o.               Jaroslav Suva
License number 87                     License number 234

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                                     ASSETS


                                            12/31/99           12/31/98
                                            --------           --------

                                                    (CZK 000's)

Total Assets                                 592,026            578,606
                                             =======            =======
Fixed Assets                                 389,073            381,946
                                             -------            -------
 Intangible Assets                               379                421
                                             -------            -------
  Software                                       316                347
  Patents, Copyrights, Trademarks,
   Tradenames                                     63                 74
                                             -------            -------
 Fixed (Tangible) Assets                     388,694            381,375
                                             -------            -------
  Land                                         7,137              7,070
  Plant (Buildings, Halls and Construction)  122,957            117,831
  Capital Equipment                          251,833            238,131
  Acquisition of Fixed Asset in Progress       5,930             13,476
  Deposits Towards Fixed Acquisitions            837              4,867
                                             -------            -------
 Investments (Financial Assets)                    -                150
                                             -------            -------
  Other Investments                                -                150
                                             -------            -------
Current Assets                               202,454            196,244
                                             -------            -------
  Inventory                                   59,944             66,198
                                             -------            -------
   Raw Materials                              59,944             66,198
   Merchandise                                     -                  -
                                             -------            -------
 Accounts Receivable                          63,324             63,324
                                             -------            -------
  Long-Term Receivables                          481                481
                                             -------            -------
    Trade and Other Receivables                  481                481
                                             -------            -------
  Short-Term Receivables                      62,398             62,843
                                             -------            -------
    Accounts Receivable                       56,387             60,797
    Receivable - Taxes                         5,758              1,959
    Other Accounts Receivable                    253                 87
                                             -------            -------
 Current Liquid Assets                        79,631             66,722
                                             -------            -------
  Petty Cash and Deposits in Transit             139                 97
  Cash in Bank                                 3,992             14,625
  Short-Term Assets                           75,500             52,000
                                             -------            -------
Other Assets - Temporary Debit Accounts          499                416
                                             -------            -------
 Accruals                                        198                315
                                             -------            -------
  Pre-Paid Expenses                               94                152
  Unbilled Revenue                               104                163
                                             -------            -------
 Contingencies and Estimate Pre-Paid Items
 (Debit Balance)                                 301                101

                             TEPLARNA LIBEREC, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET
                         LIABILITIES AND OWNER'S EQUITY


                                            12/31/99           12/31/98
                                            --------           --------
                                                    (CZK 000's)

Total Liabilities and Owner's Equity         592,026             578,606
                                             =======             =======
Owner's Equity                               532,149             529,542
                                             -------             -------
 Capital Stock at Par                        500,000             500,000
 Restricted Retained Earnings                  2,461               2,068
                                             -------             -------
  Statutory Reserve Account                    2,461               2,068
                                             -------             -------
 Retained Earnings                            26,731              19,626
 Net Income or Net Loss                        2,957               7,848
                                             -------             -------
External Sources (Of Money)                   57,329              40,156
                                             -------             -------
 Reserves                                     17,707              12,779
                                             -------             -------
  Tax Deductible Reserves                          -                   -
  Other Reserves                              17,707              12,779
                                             -------             -------
 Liabilities to Subsidiaries                       -               5,155
                                             -------             -------
 Current Liabilities                          39,622              22,222
                                             -------             -------
  Accounts Payable                            31,142              17,138
  Payroll Payable                                988               1,173
  Social Security Payable                      1,376               1,508
  Taxes Payable                                1,541                 407
  Deferred Taxes Payable                       3,121                 686
  Payable to Subsidiaries                          -                   -
  Other Payables                               1,454               1,310
                                             -------             -------
 Bank Loans                                        -                   -
                                             -------             -------
Other Liabilities and Equity - Closing
 Accounts                                      2,548               8,908
                                             -------             -------
 Accrual Accounts                                702               3,290
                                             -------             -------
  Accrued Expenses                               667               3,185
  Unearned Revenue                                35                 105
                                             -------             -------
 Contingencies and Estimated Accrued Items
 (Credit Balance)                              1,846               5,618

                             TEPLARNA LIBEREC, a.s.
                     FINANCIAL STATEMENTS - INCOME STATEMENT



                                            12/31/99           12/31/98
                                            --------           --------
                                                    (CZK 000's)


Revenue (From Sale of Merchandise)               154              3,052
 Cost of Goods Sold (Merchandise)                154              2,897
                                             -------            -------
 Gross Profit on Merchandise Sold (A)              -                155
                                             -------            -------
Revenue (From Sale of Manufactured
 Goods) (B)                                  564,409            589,927
                                             -------            -------
 Revenue (From Sale of Manufactured
  Goods and/or Services)                     564,355            589,848
 Self-Constructed Asset Revenue                   54                 79
                                             -------            -------
Cost of Materials Used in Manufacturing (C)  474,495            495,743
                                             -------            -------
 Raw Materials and Utilities Used            284,859            305,053
 Services Used                               189,636            190,690
                                             -------            -------
Gross Profit on Sales (A)+(B)-(C)             89,914             94,339
                                             -------            -------
Payroll                                       47,041             46,800
                                             -------            -------
 Wages and Salaries                           32,917             32,987
 Board Member Fees and Bonuses                   820                568
 Social Security Expenses                     11,449             11,445
 Fringe Benefits                               1,855              1,800
                                             -------            -------
Taxes and Fees                                    62                 33
Amortization of Intangible and
 Depreciation of Tangible Fixed Assets        29,900             27,992
Moneys Received From Sale of Fixed
 Assets and Raw Materials (+)                    152                503
Net Book Value of Disposed Fixed
 Assets or Raw Materials (-)                     354                331
Clearing of Reserves & Accrued Revenue (+)     4,779              3,854
Creation of Reserves & Accrued Expenses (-)    9,707             12,779
Clearing of Gains on Assets to Operating
 Revenue (+)                                     989              2,699
Clearing of Losses on Assets to Operating
 Expense (-)                                   2,950              2,215
Other Operating Gains (Revenues)(+)            4,408              2,870
Other Operating Expenses (-)                   9,721              3,860
                                             -------            -------
Operating Income (D)                             507             10,255
                                             -------            -------
Moneys Received From Sale of Securities
 Or Direct Investments (+)                         -                  -
Cost (Purchase Price) of Securities and
 Direct Investments Sold (-)                       -                  -
Gains on Investments (+)                           2                 38
Revenues from Short-Term Financial Assets (+)  3,715                 32
Interest Income (+)                            2,360             11,342
Interest Expense (-)                             161              1,015
Other Gains on Investments (+)                     -                  -
Other Expenses on Investments (-)                142              2,306
                                             -------            -------
Profit/loss From Financial Operations (E)      5,774              8,091
                                             -------            -------
Income Tax (F)                                 4,496              9,794
                                             -------            -------
 Payable                                       2,061              9,524
 Deferred                                      2,435                270
                                             -------            -------
Income From Operations (D)+(E)-(F)=(G)         1,785              8,552
                                             -------            -------
Unusual and/or Extraordinary Gain/Income (+)   1,355              1,089
Unusual and/or Extraordinary
 Loss/Expenses (-)                               183              1,793
                                             -------            -------
Unusual Profit/Loss (H)                        1,172               (704)
                                             -------            -------
Net Income/Loss for Fiscal Period (G)+(H)      2,957              7,848
                                             =======            =======
Income Before Tax                              7,453             17,642
                                             =======            =======

                                    CASH FLOW



                                                      12/31/99      12/31/98
                                                      --------      --------

Cash and Cash Equivalents at the Beginning
 of the Accounting Period (A)                           66,722        54,886
                                                       -------       -------
Profit/Loss From Normal Activity Before Taxes (B)        6,281        18,346
                                                       -------       -------
Adjustments by Non-Cash Transactions (C)                30,207        32,551
                                                       -------       -------
 Depreciation of Fixed Assets                           30,701        29,142
 Change in Provisions, Reserves and Change in
  Prepayments and Accruals                               1,449        13,777
  (Profit) Loss From Sale of Fixed Assets                  256           (41)
 Interest Expense                                       (2,199)      (10,327)
Net Cash Flow From Operational Activity Before
 Taxes and Before Changes in Working Capital and
                                                       -------       -------
 Extraordinary Items (B)+(C)=(D)                        36,488        50,897
                                                       -------       -------
Change in Working Capital (E)                           23,225       (15,533)
                                                       -------       -------
 Change in Receivables From Operational Activities       1,613        12,183
 Change in Short-Term Payables From Operational
  Activities                                            19,410       (33,202)
 Change in Inventories Balance                           5,428         5,486
                                                       -------       -------
Net Cash Flow From Operational Activity Before
 Taxes and Extraordinary Items (D)+(E)=(F)              59,713        35,364
                                                       -------       -------
Interest Paid (G)                                         (161)         (947)
Interest Received (H)                                    2,360        11,342
Tax on Normal Activity and Additional Tax of
 Prior Years (I)                                        (6,506)       (1,782)
Revenues and Expenses Related to Extraordinary
 Items (J)                                                 291          (704)
                                                       -------       -------
Net Cash Flow From Operational
 Activity (F)+(G)+(H)+(I)+(J)=(K)                       55,697        43,273
                                                       -------       -------
Fixed Asset Acquisition                                (37,363)      (28,840)
Sale of Fixed Assets                                        80           331
                                                       -------       -------
Net Cash Flow From Investment Activity (L)             (37,283)      (28,509)
                                                       -------       -------
Change in Long-Term and Short-Term Liabilities          (5,155)       (2,578)
Paid-Out Dividends and Profit Shares                      (350)         (350)
                                                       -------       -------
Net Cash Flow From Financial Activity (M)               (5,505)       (2,928)
                                                       -------       -------
Net Increase/Decrease in Cash (K)+(L)+(M)=(N)           12,909        11,836
                                                       -------       -------
Cash and Cash Equivalents at the End of the
 Accounting Period (A)+(N)                              79,631        66,722
                                                       =======       =======